EXHIBIT A

JOINT FILING AGREEMENT
Petros Pharmaceuticals, Inc.

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned hereby confirm the agreement by and among them to the joint filing on behalf of them of the Statement on Schedule 13D and any and all further amendments thereto, with respect to the securities of the above referenced issuer, and that this Agreement be included as an Exhibit to such filing.  This Agreement may be executed in any number of counterparts each of which shall be deemed to be an original and all of which together shall be deemed to constitute one and the same Agreement.

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of December 11, 2020.

John D. Shulman

/s/ John D. Shulman

Metuchen Therapeutics, LLC

By:	/s/ John D. Shulman
its managing member

METP Holdings, LLC

By: Juggernaut Partners III GP, L.P.,
its general partner

By: Juggernaut Partners III GP, Ltd.
its general partner

By: /s/ John D. Shulman
Name: John D. Shulman Title: Director

JCP III SM AIV, L.P.

By:	Juggernaut Partners III GP, L.P.,
its general partner
By: Juggernaut Partners III GP, Ltd. its general partner

	By:	/s/ John D. Shulman
	Name:	John D. Shulman
	Title:	Director

Juggernaut Partners III GP, L.P.

By:	Juggernaut Partners III GP, Ltd.
its general partner

	By:	/s/ John D. Shulman
	Name:	John D. Shulman
	Title:	Director

Juggernaut Partners III GP, Ltd.

By:	/s/ John D. Shulman
Name:	John D. Shulman
Title:	Director